UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 20, 2012

DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY		11042
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (516) 734-3600

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07. Submission of Matters to a Vote of Security Holders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission solely under Item 5.07 of Form 8-K, "Submission of Matters to a Vote of Security Holders." DealerTrack Holdings, Inc. held its 2012 Annual Meeting of Stockholders on June 20, 2012, at which stockholders considered and approved items (1), (2), (4) and (5) below by the votes indicated. Stockholders also cast an advisory vote approving the compensation of our executive officers, as set forth in item (3). For a more complete description of each of the proposals, please see the Company's proxy statement dated April 30, 2012.

(1)	To elect three members to the Board of Directors for three-year terms as Class I Directors, to serve until the 2015 Annual Meeting of Stockholders and until their successors are elected.

Nominees:	FOR	WITHHELD	BROKER NON-VOTES
James Foy	36,445,004	3,158,597	1,828,279
James David Power III	38,558,766	63,596	1,828,279
Howard Tischler	38,559,364	62,998	1,828,279

(2)	To ratify the selection of PricewaterhouseCoopers LLP as DealerTrack’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

FOR	AGAINST	ABSTAIN
39,735,868	714,460	313

(3)	Advisory vote to approve the compensation of our executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
36,080,071	2,539,637	2,654	1,828,279

(4)	To amend and restate our Third Amended and Restated 2005 Incentive Award Plan to provide for an increase in the number of shares of common stock we may issue under the 2005 Plan by 2.3 million to a total of 13.2 million shares.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
37,037,296	1,583,873	1,193	1,828,279

(5)	To amend our Fifth Amended and Restated Certificate of Incorporation to change our name from “DealerTrack Holdings, Inc.” to “Dealertrack Technologies, Inc.

FOR	AGAINST	ABSTAIN
40,365,012	29,689	24

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2012

DealerTrack Holdings, Inc.

By:	/s/ Eric D. Jacobs
Eric D. Jacobs Senior Vice President, Chief Financial and Administrative Officer